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                                                                   EXHIBIT 10.24

                                 LOAN AGREEMENT
                                 --------------

         LASER GRAPHIC SYSTEMS, INCORPORATED ("Borrower"), the banks listed on the signature pages hereof (each individually "Lender" and collectively "Lenders"), and PNC BANK, OHIO, NATIONAL ASSOCIATION, as agent for Lenders ("Agent"), hereby agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein will have the meanings given those terms in Section 15, below.

2.       CREDIT FACILITIES.

         2.1      NON-REVOLVING CREDIT LOAN.

                  2.1.1 TOTAL FACILITY. Each Lender severally agrees to make, subject to the terms and conditions and upon the representations and warranties of Borrower set forth in this Agreement, Revolving Loans to Borrower upon Borrower's request in an amount not to exceed the Available Commitment of such Lender. The Revolving Loans will be represented by the promissory notes of Borrower of even date herewith and all amendments, extensions and renewals thereto and restatements and replacements thereof (collectively, "Revolving Credit Notes" or "Notes").

         2.2      RATE OF INTEREST.

                  2.2.1 The outstanding principal balance of the Revolving Loans will bear interest at a rate per annum equal to the Prime Rate plus 0.5%, subject to the applicability of the Default Rate. All interest rate calculations under this Agreement or any Note will be based on a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest exceed twenty-five percent (25%) per annum, or the equivalent rate for a shorter or longer period.

         2.3 PAYMENTS. From the date of execution hereof through the Conversion Date, accrued interest on the Revolving Loans will be due and payable on (i) the first day of each month, commencing February 1, 1997, and (ii) on the Conversion Date. Following the Conversion Date, principal will be due and payable in installments (in an amount deemed sufficient by Lenders to fully and evenly amortize the principal balance of the Revolving Loans on the Conversion Date over the remaining term of the Notes) commencing on August 1, 1997 and on the first day of each month thereafter until the Termination Date, on which date the entire remaining principal balance and all accrued but unpaid interest on the Revolving Loans




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will be due and payable. Accrued interest will be due and payable on the due date of each principal payment.

         2.4 LATE PAYMENTS. Borrower will make each payment hereunder and under the Notes, as the case may be, not later than 11:00 a.m. (Cincinnati time) on the day when due by deposit to Agent's Account, in same day funds. Amounts received by Agent after 11:00 a.m. (Cincinnati time) on any Business Day will be deemed to have been received on the next Business Day. Subject to the foregoing, Agent will cause to be distributed to each Lender on the Business Day of receipt by Agent an amount equal to the amount of such payment then due such Lender. Payments when received will be applied in the following order: (i) to charges, fees and expenses (including Attorneys Fees), (ii) to accrued interest, and
(iii) to principal. If any payment of principal, interest or other amount due hereunder is not paid within 15 calendar days of the date due, Borrower also will pay to Agent, for the benefit of Lenders, a late charge equal to the lesser of 5% of the amount of such payment or $50. The foregoing charge is imposed for the purpose of defraying Agent's and Lenders' expenses incident to the handling of delinquent payments.

         2.5 NON-REVOLVING NATURE OF LOANS AND RECORDATION OF ADVANCES. Borrower may borrow and repay Revolving Loans subject to the terms, conditions and limits set forth herein but amounts borrowed and repaid may not be reborrowed. Notwithstanding any of the foregoing to the contrary, Lenders will have no obligation to make any further advances on or after the Conversion Date. Each Lender is authorized to record in its books and records the date and amount of each advance and payment hereunder, and other information related thereto, which books and records will constitute PRIMA FACIE evidence of the accuracy of the information so recorded; provided, however, that failure of any Lender to record, or any error in recording, any such information will not relieve Borrower of any of its obligations under this Agreement, any Note or any of the Security Documents.

         2.6      ADVANCES.

                  2.6.1 Borrower will give Agent a Notice of Borrowing with respect to each Revolving Loan, not later than 11:00 a.m. (Cincinnati time) one Business Day prior to the proposed borrowing date. Each proposed borrowing date must be a Business Day and must be prior to the Conversion Date. Agent will give to each Lender prompt notice thereof by telex, telecopier or cable. Each Notice of Borrowing will be by telex, telecopier or cable (or by telephonic notice confirmed in writing by a Notice of Borrowing delivered no later than the close of business on the day on which such telephonic notice is given), specifying therein all matters required by such Notice. Each Lender will, before 11:00 a.m. (Cincinnati time) on the Borrowing Date, make available at Agent's Account, in same day funds, such Lender's Ratable Portion of such Revolving Loan. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth herein, Agent will make such funds available to Borrower by crediting Borrower's Account.

                  2.6.2 Each Notice of Borrowing, whether telephonic or written, will be binding upon and irrevocable by Borrower. No Lender will have any liability in acting upon any request that such Lender believes in good faith to have been given on behalf of Borrower and will have

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no duty to verify the authenticity of the signature(s) appearing on any written request and no duty to verify the identity of any person making any telephonic request.

                  2.6.3 Borrower will use the proceeds of each Revolving Loan only to finance not more than 90% of the acquisition cost of property and equipment used in connection with Borrower's business.

         2.7      ADDITIONAL COSTS.

                  2.7.1 TAXES, RESERVE REQUIREMENTS, ETC. If any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Lenders with any guideline, request or directive of any such authority (whether or not having the force of law), will: (a) affect the basis of taxation of payments to any Lender of any amounts payable by Borrower under this Agreement (other than taxes imposed on the overall net income of such Lender, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which Lender has its principal office), (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender, or (c) impose any other condition with respect to this Agreement, any Note executed in connection with this Agreement or any of the Security Documents, and the result of any of the foregoing is to increase the cost of making, funding or maintaining any such Note or to reduce the amount of any sum receivable by any Lender thereon, then Borrower will pay to Lenders from time to time, upon request by any Lender, with a copy of such request to be provided to Agent, additional amounts sufficient to compensate Lenders for such increased cost or reduced sum receivable.

                  2.7.2 CAPITAL ADEQUACY. If either: (a) the introduction of, or any change in, or in the interpretation of, any United States or foreign law, rule or regulation or (b) compliance with any directive, guidelines or request from any central bank or other United States or foreign governmental authority (whether or not having the force of law) promulgated, made, or that becomes effective (in whole or in part) after the date hereof affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation directly or indirectly owning or controlling any Lender and any Lender determines that such introduction, change or compliance has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder or under any Note or any commitment to lend thereunder to a level below that which any Lender or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account such Lender's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by such Lender (in its sole discretion) to be material, then, from time to time, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  2.7.3 CERTIFICATE OF LENDER. A certificate of any Lender setting forth such amount or amounts as will be necessary to compensate such Lender as specified above will be

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delivered to Borrower and will be conclusive absent manifest error. Borrower will pay Agent for the account of such Lender the amount shown as due on any such certificate within 10 days after its receipt of the same. Failure on the part of any Lender to deliver any such certificate will not constitute a waiver of such Lender's rights to demand compensation for any particular period or any future period. The protection of this Section will be available to Lenders regardless of any possible contention of invalidity or inapplicability of the law, regulation, etc., that results in the claim for compensation under this Section.

3. COLLATERAL. The Collateral for the repayment of the Obligations will be that granted pursuant to the Security Documents.

4. REPRESENTATIONS AND WARRANTIES. To induce Lenders to enter into this Agreement and to make the advances herein contemplated, Borrower hereby represents and warrants as follows:

         4.1 ORGANIZATION. Borrower is a corporation duly organized and in good standing under the laws of the state of its incorporation, is duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, and has the power and authority to own and operate its assets and to conduct its business as is now done.

         4.2 LATEST FINANCIALS. Its financial statements, if any, as delivered to Lenders are true, complete and accurate in all material respects and fairly present its financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of its operations for the periods specified therein. The annual financial statements of all business entities included in such financial statements have been prepared in accordance with generally accepted accounting principles applied consistently with preceding periods subject to any comments and notes contained therein (and subject in the case of interim statements to normal year-end adjustments).

         4.3 RECENT ADVERSE CHANGES. Except as specifically disclosed in the Disclosure Schedule, since the date of its formation, it has not suffered any damage, destruction or loss which has materially and adversely affected its business or assets and no event or condition of any character has occurred which has materially and adversely affected its assets, liabilities, business or financial condition, and it has no knowledge of any event or condition which may materially and adversely affect its assets, liabilities, business or financial condition.

         4.4 RECENT ACTIONS. Except as disclosed in the Disclosure Schedule, since the date of its formation, its business has been conducted in the ordinary course and it has not: (a) incurred any obligations or liabilities, whether accrued, absolute, contingent or otherwise, other than liabilities incurred and obligations under contracts entered into in the ordinary course of business and other than liabilities to Lenders; (b) discharged or satisfied any lien or encumbrance or paid any obligations, absolute or contingent, other than current liabilities, in the ordinary course of business; (c) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets, tangible or intangible, or cancelled any debts or claims except in the ordinary course of business; or (d) made any loans or otherwise conducted its business other than in the ordinary course.

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         4.5 TITLE. It has good and marketable title to its assets, including but not limited to the Collateral, free and clear from all liens and encumbrances except for: (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on any balance sheet delivered to the Agent, (c) any security interests, pledges or mortgages to Lenders in connection with the closing of this Agreement, (d) assets disposed of in the ordinary course of business, and (e) Permitted Liens.

         4.6 LITIGATION, ETC. Except as disclosed on the Disclosure Schedule, as of the date hereof, there are no actions, suits, proceedings or governmental investigations pending or, to its knowledge, threatened against it which, if adversely determined, could result in a material and adverse change in its financial condition, business or assets; and there is no basis known to it for any such actions, suits, proceedings or investigations.

         4.7 TAXES. Except as to taxes not yet due and payable, it has filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserve or other provision has been made therefor. It has filed for no extension of time for the payment of any tax or for the filing of any tax return.

         4.8 AUTHORITY. It has full power and authority to enter into the transactions provided for in this Agreement. The documents to be executed by it in connection with this Agreement, when executed and delivered by it will constitute the legal, valid and binding obligations of it enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

         4.9 OTHER DEFAULTS. There does not now exist any default or violation by it of or under any of the terms, conditions or obligations of: (a) its Articles of Incorporation or Bylaws; (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (c) any material law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any governmental authority, court or agency; and the transactions contemplated by this Agreement and the Security Documents will not result in any such default or violation.

         4.10 STOCK OF BORROWER. All of the issued and outstanding securities of Borrower are owned by the parties listed on the Disclosure Schedule in the amounts specified by the name of each such shareholder and except as listed on the Disclosure Schedule, Borrower has no outstanding options, warrants or contracts to issue additional securities of any kind.

         4.11 STOCK. Except as listed on the Disclosure Schedule, Borrower does not own more than one percent (1%) of the issued and outstanding capital stock or other ownership interests of any corporation, firm or entity.

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         4.12 SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES. Except as listed on the Disclosure Schedule, Borrower has no Subsidiaries and is not a party to any partnership agreement or joint venture agreement.

         4.13 LICENSES, ETC. It has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business. It possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity.

         4.14 SUFFICIENT CAPITAL. It now has capital sufficient to carry on its business, all business and transactions in which it is about to engage, and is now solvent and able to pay its debts as they mature. It now owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

         4.15 NAME, PLACES OF BUSINESS AND LOCATION OF COLLATERAL. The address of its principal place of business and every other place from which it conducts business is as specified in the Disclosure Schedule. The Collateral and all books and records pertaining to the Collateral are and will be located at the addresses indicated on the Disclosure Schedule. In the five years preceding the date hereof, it has not conducted business under any name other than its current name nor maintained any place of business or any assets in any jurisdiction other than those disclosed on the Disclosure Schedule. All of the registered offices from which Borrower conducts or has ever conducted business in Kentucky are as set forth on the Disclosure Schedule.

         4.16 ERISA. It and each of its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which it or any such ERISA Affiliate was required to file a report with the PBGC, and, as of the Closing Date, the present value of all benefit liabilities under all the Plans (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date applicable thereto, exceed by more than $25,000 the aggregate value of the assets of such Plans. Neither it nor any such ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of it and its ERISA Affiliates taken as a whole. Neither it nor any such ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of it and its ERISA Affiliates taken as a whole.

         4.17 REGULATION U. No part of the proceeds of the Loan will be used to purchase or carry any margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

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         4.18 CLOSING MEMO. The information contained in each of the documents listed on the Closing Memo to be executed or delivered by it or relating to it is complete and correct in all material respects.

         4.19 ENVIRONMENTAL MATTERS.

                  4.19.1 Borrower and the activities or operations on any of the real estate that Borrower owns or occupies (the "Property") are in compliance in all material respects with all applicable federal, state and local, statutes, laws, regulations, ordinances, policies and orders relating to regulation of the environment, health or safety, or contamination or cleanup of the environment (collectively "Environmental Laws").

                  4.19.2 Borrower has obtained all approvals, permits, licenses, certificates, or satisfactory clearances from all governmental authorities required under Environmental Laws with respect to the Property and any activities or operations at the Property.

                  4.19.3 To the best of Borrower's knowledge, there have not been and are not now any solid waste, hazardous waste, hazardous or toxic substances, pollutants, contaminants, or petroleum in, on, under or about the Property. The use which Borrower makes and intends to make of the Property will not result in the deposit or other release of any hazardous or toxic substances, solid waste, pollutants, contaminants or petroleum on, to or from the Property.

                  4.19.4 To the best of Borrower's knowledge, there have been no complaints, citations, claims, notices, information requests, orders or directives on environmental grounds or under Environmental Laws (collectively "Environmental Claims") made or delivered to, pending or served on, or anticipated by Borrower or its agents, or of which Borrower or its agents, are aware or should be aware (i) issued by any governmental department or agency having jurisdiction over the Property or the activities or operations at the Property, or (ii) issued or claimed by any third party relating to the Property or the activities or operations at the Property.

                  4.19.5 To the best of Borrower's knowledge, no asbestos-containing materials are installed, used or incorporated into the Property, and no asbestos-containing materials have been disposed of on the Property.

                  4.19.6 To the best of Borrower's knowledge, no polychlorinated biphenyls ("PCBs") are located at, on or in the Property in the form of electrical equipment or devices, including, but not limited to, transformers, capacitors, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

                  4.19.7 To the best of Borrower's knowledge, there have not been and are not now any underground storage tanks located within or about the Property.

                  4.19.8 The Property does not contain any wetlands as that term is defined by relevant governmental agencies under Environmental Laws and, to the best of Borrower's

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knowledge, after Due Investigation, there has been no filling of wetlands on the
Property in violation of Environmental Laws.

         4.20 LABOR MATTERS. There are no material strikes or other material labor disputes against it pending or, to its knowledge, threatened. The hours worked and payment made to its employees in all material respects have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from it, or for which any claim may be made against it, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on its books. The consummation of the transactions contemplated herein will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

5. AFFIRMATIVE COVENANTS. From the date of execution of this Agreement until all Obligations to Lenders have been fully paid and this Agreement terminated, Borrower will:

         5.1 BOOKS, RECORDS AND ACCESS TO THE COLLATERAL. Maintain proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions and give representatives of Agent access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as it may from time to time reasonably request. It will give Agent reasonable access to the Collateral for the purposes of examining the Collateral and verifying its existence. It will make available to Agent for examination copies of any reports, statements or returns which it may make to or file with any governmental department, bureau or agency, federal or state. In addition, it will cause its officers to be available from time to time upon reasonable notice to discuss the status of the Loan, its business and any statements, records or documents furnished or made available to Agent in connection with this Agreement.

         5.2 QUARTERLY STATEMENTS. Furnish each Lender within 30 days after the end of each calendar quarter internally prepared financial statements of Borrower with respect to such calendar quarter, which financial statements will:
(a) be in reasonable detail and in form reasonably satisfactory to Agent, (b) be accompanied by a Compliance Certificate, (c) include a balance sheet as of the end of such period, profit and loss and surplus statements for such period and a statement of cash flows for such period, (d) include prior year comparisons and
(e) be on a consolidating and consolidated basis for Borrower and its Subsidiaries, if any, and for any entity in which Borrower's financial information is consolidated in accordance with generally accepted accounting principles.

         5.3 ANNUAL STATEMENTS. Furnish each Lender within 90 days after the end of each fiscal year of Borrower annual audited financial statements which will:
(a) include a balance sheet as of the end of such year, profit and loss and surplus statements and a statement of cash flows for such year; (b) be on a consolidated and consolidating basis with Borrower, its Subsidiaries, if any, and any entity into which Borrower's financial information is consolidated in accordance with generally accepted accounting principles; (c) be accompanied by a Compliance Certificate, and (d) contain the unqualified opinion of an independent certified public accountant acceptable to Lenders and its examination will have been made in accordance with

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generally accepted auditing standards and such opinion will contain a report reasonably satisfactory to Lenders of any inconsistency in the application of generally accepted accounting principles with the preceding years' statements, if any.

         5.4 AUDITOR'S LETTERS, ETC. Furnish to Agent any letter, other than routine correspondence, directed to it by its auditors or independent accountants, relating to its financial statements, accounting procedures, financial condition, tax returns or the like.

         5.5 TAXES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which it has set aside adequate reserves or made other adequate provision with respect thereto, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless Lender has received an opinion in form and substance and from legal counsel acceptable to it that such proceeding is without merit.

         5.6 OPERATIONS. Continue its business operations in substantially the same manner as at present, except where such operations are rendered impossible by a fire, strike or other events beyond its control; keep its real and personal properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and comply with the provisions of all leases to which it is party or under which it occupies or holds real or personal property so as to prevent any loss or forfeiture thereof or thereunder.

         5.7 INSURANCE. Comply with the insurance requirements of the Security Documents. In addition to the foregoing, keep its insurable real and personal property insured with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 80% of the insurable value thereof on a replacement cost basis and also maintain public liability insurance in a reasonable amount. In addition, the parties delivering to Agent insurance certificates as listed on the Closing Memo will maintain extended liability insurance and property insurance of at least the amounts and coverages listed on such certificates delivered in connection with the Closing and in a form and with companies reasonably satisfactory to Agent. Notwithstanding the foregoing, such property insurance will at all times be in an amount so that such party will not be deemed a "co-insurer" under any co-insurance provisions of such policies. All such insurance policies will name Lender as an additional insured and, where applicable, as lender's loss payee under a loss payable endorsement satisfactory to Agent. All such policies will provide that ten (10) days prior written notice must be given to Agent before such policy is altered or cancelled. Schedules of all insurance will be submitted to Agent upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance. Such schedules will be supplemented from time to time promptly to reflect any change in insurance coverage.

         5.8 COMPLIANCE WITH LAWS. Comply with all laws and regulations applicable to it and to the operation of its business, including without limitation those relating to environmental

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and health matters, and do all things necessary to maintain, renew and keep in full force and effect all rights, permits, licenses, certificates, satisfactory clearances and franchises necessary to enable it to continue its business.

         5.9      ENVIRONMENTAL VIOLATIONS.

                  5.9.1 If any hazardous or toxic substances, pollutants, contaminants, solid waste or hazardous waste, or petroleum are released (as that term is defined under Environmental Laws) at the Property, or are otherwise found to be in, on, under or about the Property in violation of Environmental Laws or in excess of cleanup levels established under Environmental Laws, immediately will notify Lender in writing and will commence such action as may be required with respect to such items, including, but not limited to, removal and cleanup thereof, and deposit with Agent cash collateral, letter of credit, bond or other assurance of performance in form, substance and amount reasonably acceptable to Lender to cover the cost of such action. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such items.

                  5.9.2 In the event Borrower receives notice of an Environmental Claim from any governmental agency or other third party alleging a violation of or liability under Environmental Laws with respect to the Property or Borrower's activities or operations at the Property, immediately notify Agent in writing and will commence such action as may be required with respect to such Environmental Claim. Upon request, Borrower will provide Agent with updates on the status of Borrower's actions to resolve or otherwise address such Environmental Claim.

         5.10 ENVIRONMENTAL AUDIT AND OTHER ENVIRONMENTAL INFORMATION. Provide copies of all environmental reports, audits, studies, data, results, and findings obtained by it from work conducted by it or any other person or entity (including, but not by way of limitation, the United States Environmental Protection Agency and any state Environmental Protection Agency and their agents, representatives, and contractors) on its property or property adjacent thereto as soon as such reports, audits, studies, data, results, and findings become available to it. If the submissions are considered inadequate or insufficient in order for Agent to adequately consider the status of environmental compliance by it or if the submissions are in error, then Agent may require Borrower, at Borrower's sole expense, to engage an independent engineering firm acceptable to Agent to conduct a complete environmental report, study, finding or audit in as timely a fashion as is reasonably possible. In addition, Borrower will provide Agent with information related to remedial action at its property or adjacent to its property as soon as such information becomes available to it (such information will include but not be limited to a copy of the Remedial Investigation/Feasibility Study for that property).

         5.11 BUSINESS NAMES AND LOCATIONS. Immediately notify Agent of any change in the name under which it conducts its business and, unless Agent otherwise consents in writing, keep and maintain all of the Collateral supplied by it only at its addresses listed in the Disclosure Schedule, keep its principal place of business at the address specified in the Disclosure Schedule and notify Agent immediately upon the opening or closing of any place from which it conducts business.

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         5.12 ACQUISITION OF ASSETS. Not acquire any assets, real or personal, unless such assets are automatically covered by the existing Loan Documents or within 10 days of such acquisition, Borrower delivers to Agent a mortgage, pledge or security agreement to encumber such asset in favor of Lenders.

         5.13 ACCOUNTS. So long as the Loan is in effect, maintain Agent as Borrower's primary bank of account, and Borrower will maintain all operating accounts at Agent.

         5.14 ERISA COMPLIANCE. Comply in all material respects with the applicable provisions of ERISA and furnish to Agent: (i) as soon as possible, and in any event within 30 days after any officer of it or any ERISA Affiliate knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of it to the PBGC in an aggregate amount exceeding $25,000, a statement of a financial officer setting forth details as to such Reportable Event and the action that it proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC,
(ii) promptly after receipt thereof, a copy of any notice it or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of its financial officer setting forth details as to such failure and the action that it proposes to take with respect thereto together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in an amount exceeding $25,000, or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA, and which, in each case, is expected to result in an increase in annual contributions of it or an ERISA Affiliate to such Multiemployer Plan in an amount exceeding $25,000.

         5.15 NOTICE OF DEFAULT. Notify Agent in writing within five days after it knows or has reason to know of the occurrence of an Event of Default.

         5.16 SALE AND LEASEBACK. Not directly or indirectly enter into any arrangement to sell or transfer all or any part of its assets then owned by it and thereupon or within one year thereafter rent or lease any of the assets so sold or transferred.

         5.17 LINE OF BUSINESS. Not enter into any lines or areas of business substantially different from the business or activities in it is presently engaged.

         5.18 BUSINESS OPPORTUNITIES. Not divert (or permit anyone to divert) any of its business or opportunities to any other corporate or business entity in which it or its Subsidiaries may hold a direct or indirect interest.

         5.19 WAIVERS. Not waive any right or rights of substantial value which, singly or in the aggregate, is or are material to its condition (financial or other), properties or business.

6. NEGATIVE COVENANTS. From the date of execution of this Agreement until all of the Obligations have been fully paid and this Agreement terminated, Borrower will not:

         6.1 DEBT. Incur any Indebtedness other than: (a) the Loans and any subsequent Indebtedness to Lender; (b) open account obligations incurred in the ordinary course of business having maturities of less than 90 days; and (c) rental and lease payments for real or personal property whose aggregate annual rental payments, when combined with the annual rental payments of Multi-Color Corporation, would exceed $600,000 when added to Borrower's rental or lease agreements existing on the date hereof.

         6.2 LIENS. Incur, create, assume, become or be liable in any way, or suffer to exist any Lien on any of its assets, now or hereafter owned, other than Permitted Liens.

         6.3 GUARANTEES. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

         6.4 CAPITAL EXPENDITURES. Make capital expenditures or acquisitions, including the capitalized value of any leases in the aggregate, which, when calculated in accordance with generally accepted accounting principles and when combined with the capital expenditures and acquisitions of Multi-Color Corporation, would exceed (i) $3,200,000 in the aggregate during fiscal year 1997, (ii) $2,600,000 in the aggregate during fiscal year 1998, and (iii) $1,800,000 in the aggregate during any fiscal year thereafter. Unexpended amounts from the prior fiscal year may not be carried forward to the next fiscal year.

         6.5 DIVIDENDS. Declare or pay any payment or dividends of any kind other than dividends payable solely in shares of its capital stock (including without limitation debt repayment, payment for goods and services) to any Affiliate, other than Multi-Color Corporation, or any person related to any Affiliate, except for reasonable salary and bonus payments to its employees and except for the current 5% royalty payments to Think Laboratory Co. Ltd.

         6.6 ADDITIONAL SECURITIES. Issue any additional securities of any description or issue warrants, options or rights to purchase its securities.

         6.7 REDEMPTIONS. Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding.

         6.8 INVESTMENTS. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation other than short term investments of excess working capital invested in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $150,000,000; and (c) money market mutual funds with average maturities of less than 90 days.

         6.9 MERGER, ACQUISITION OR SALE OF ASSETS. Merge or consolidate with or into any other entity or acquire all or substantially all the assets of any person, firm, partnership, joint venture or corporation, or sell, lease or otherwise dispose of any of its assets except for dispositions in the ordinary course of business.

         6.10 ADVANCES AND LOANS. Lend or commit to lend money, give credit or make advances (other than advances not to exceed $2,500 for any one employee and other reasonable and ordinary advances to cover reasonable expenses of employees, such as travel expenses) to any Person, including, without limitation, Affiliates.

         6.11 SUBSIDIARIES. Acquire any Subsidiaries, create any Subsidiaries or enter into any partnership or joint venture agreements.

         6.12 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of its business, and is on fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a non-Affiliate.

         6.13 POST-CLOSING MATTERS. Fail to deliver to Agent in form and substance satisfactory to Agent the documents, if any, noted as post-closing items on the Closing Memo on or before the date specified in the Closing Memo.

         6.14 TRANSFER OF COLLATERAL. Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral outside of the counties of the addresses listed on the Disclosure Schedule; provided, however, that Borrower may transfer Collateral or the books and records related thereto to another county with the prior written consent of Agent and if Borrower has provided to Agent prior to such transfer an opinion addressed to Agent in the form and substance and written by counsel acceptable to Agent to the effect that the perfection and priority of Agent's security interest in the Collateral will not be affected by such move or if it will be affected, setting forth the steps necessary to continue the perfection and priority of Agent's security interest together with the commencement of such steps by Borrower at its expense.

         6.15 If Borrower receives notice of an Environmental Claim from any governmental agency or other third party alleging a violation of or liability under Environmental Laws with respect to the Property or Borrower's activities or operations at the Property, immediately notify Lender in writing and will commence such action as may be required with respect to such Environmental Claim. Upon request, Borrower will provide Lender with updates on the status of Borrower's actions to resolve or otherwise address such Environmental Claim.

7. EVENTS OF DEFAULT. Upon the occurrence of any of the following events with respect to Borrower or any guarantor:

         7.1 NON-PAYMENT. The non-payment of any principal amount of any Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon any Note or any other amount due Lender pursuant to this Agreement within 5 days of when the same is due;

         7.2 COVENANTS. The default in the due observance of any affirmative covenant or agreement to be kept or performed by it under the terms of this Agreement or any of the Security Documents and the failure or inability of it to cure such default within 30 days of the occurrence thereof; provided that such 30 day grace period will not apply to: (a) any default which in Lender's good faith determination is incapable of cure, (b) any default that has previously occurred, (c) any default in any negative covenants, or (d) any failure to maintain insurance or to permit inspection of the Collateral or of its books and records;

         7.3 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by it in this Agreement, in any of the Security Documents or in any report, certificate, opinion, financial statement or other document furnished in connection with the Obligations is false or erroneous in any material respect or any material breach thereof has been committed;

         7.4 OBLIGATIONS. Except as provided in Sections 7.1, 7.2 and 7.3 above, the default by it in the due observance of any covenant, negative covenant or agreement to be kept or performed by it under the terms of this Agreement, the Security Documents or any document now or in the future executed in connection with any of the Obligations and the lapse of any applicable cure period provided therein with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default (as such terms are defined therein);

         7.5 RELATED LOAN. The occurrence of any Default or Event of Default (as defined therein) under the Second Amended and Restated Credit, Reimbursement and Security Agreement of even date herewith among Multi-Color Corporation, Lenders and Agent, or under any Note or Loan Document (as defined therein) relating thereto;

         7.6 BANKRUPTCY, ETC. It: (a) dissolves or is the subject of any dissolution, a winding up or liquidation; (b) makes a general assignment for the benefit of creditors; or (c) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for its property or assets or any part thereof, or any other proceeding under any federal or state insolvency law, and if filed against it, the same has not been dismissed or discharged within 60 days thereof;

         7.7 EXECUTION, ATTACHMENT, ETC. The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against it or against any of the Collateral, except those liens being diligently contested in good faith which in the aggregate do not exceed $25,000;

         7.8 LOSS, THEFT OR SUBSTANTIAL DAMAGE TO THE COLLATERAL. In addition to the rights of Agent to deal with proceeds of insurance as provided in the Security Documents, the loss, theft or substantial damage to the Collateral if the result of such occurrence (singly or in the aggregate) is the failure or inability to resume substantially normal operation of its business within 30 days of the date of such occurrence;

         7.9 JUDGMENTS. Unless in the opinion of Agent adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $25,000 against it and the failure by it to discharge the same, or cause it to be discharged, within 10 days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; the entry of one or more final monetary or non-monetary judgments or order which, singly or in the aggregate, does or could reasonably be expected to: (a) cause a material adverse change in the value of the Collateral or its condition (financial or otherwise), operations, properties or prospects, (b) have a material adverse effect on its ability to perform its obligations under this Agreement or the Security Documents, or (c) have a material adverse effect on the rights and remedies of Agent or Lenders under this Agreement, any Note or any Security Document;

         7.10 REVOCATION OF GUARANTEE. The revocation or attempted revocation or limitation in whole or in part of any Guarantee;

         7.11 IMPAIRMENT OF SECURITY. (a) The validity or effectiveness of any Security Document or its transfer, grant, pledge, mortgage or assignment by the party executing it in favor of Agent is impaired; (b) any party to a Security Document asserts that any Security Document is not a legal, valid and binding obligation of it enforceable in accordance with its terms; (c) the security interest or lien purporting to be created by any of the Security Documents ceases to be or is asserted by any party to any Security Document (other than Agent) not to be a valid, perfected lien subject to no liens other than liens not prohibited by this Agreement or any Security Document; or (d) any Security Document is amended, subordinated, terminated or discharged, or any person is released from any of its covenants or obligations except to the extent that Agent expressly consents in writing thereto; or

         7.12 OTHER INDEBTEDNESS. A default with respect to any evidence of Indebtedness in excess of $25,000 by it (other than to Lenders pursuant to this Agreement), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to the stated maturity thereof, or if any Indebtedness of it in excess of $25,000 for borrowed money (other than to Lenders pursuant to this Agreement) is not paid when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise (after the expiration of any applicable grace period);

then immediately upon the occurrence of any of the events described in SECTION
7.6 and at the option of Agent upon the occurrence of any other Event of Default, the Loan, all Notes and all other Obligations immediately will mature and become due and payable without presentment, demand, protest or notice of any kind which are hereby expressly waived. After the occurrence of any Event of Default, Lenders are authorized without notice to anyone to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), any Lender or any Affiliate of any Lender. The rights and remedies of Lenders upon the occurrence of any Event of Default will include but not be limited to all rights and remedies provided in the Security Documents and all rights and remedies provided under applicable law. In furtherance but not in limitation of the foregoing, upon the occurrence of an Event of Default, Lenders may refuse to make any further advances under the Revolving Loans. Borrower waives any requirement of marshalling of the assets covered by the Security Documents upon the occurrence of any Event of Default.

         Upon or at any time after the occurrence of an Event of Default, Lenders, or Agent on behalf of Lenders, may request the appointment of a receiver of the Collateral. Such appointment may be made without notice, and without regard to (i) the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Obligations; and (ii) the value of the Collateral at such time. Such receiver will have the power to take possession, control and care of the Collateral and to collect all accounts resulting therefrom. Notwithstanding the appointment of any receiver, trustee, or other custodian, Lenders will be entitled to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Agreement or any Security Documents to Lenders or Agent.

8.       INTERCREDITOR LIEN AND PAYMENT PROVISIONS.

         8.1      LIEN PRIORITY.

                  8.1.1 Borrower has granted to Agent, for the benefit of Lenders, a lien on and security interest in the Collateral to secure payment of the Obligations. Notwithstanding the date, manner or order of perfection, attachment or filing, all pledges, liens and security interests of any kind that any Lender now has or hereafter acquires in any or all of the Collateral, are and will be subordinate, inferior and subject to the pledges, liens and security interests of Agent for the benefit of Lenders in the Collateral.

                  8.1.2 No Lender will take any action with respect to foreclosure or repossession of the Collateral upon an Event of Default without the prior written consent of all Lenders, so long as this Agreement is in effect or any obligations exist between Borrower and Lenders pursuant thereto or pursuant to the Security Documents. Lenders will cooperate with each other with regard to all such actions with respect to the Collateral and in all events, sums due and owing Lenders under this Agreement, the Obligations or the other Security Documents will be paid out of any amounts realized upon any disposition or other transfer of the Collateral prior to the application thereof to any other obligation of Borrower to any Lender.

         8.2      SHARING OF PAYMENTS, ETC.

                  8.2.1 Except as otherwise expressly required by the terms of this Agreement, each payment or prepayment of principal, interest, fees, expenses and other charges under the Loans will be applied pro-rata among Lenders in accordance with their respective Ratable Portions applicable thereto.

                  8.2.2 If any Lender at any time obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of Revolving Loans owing to it under the terms of this Agreement in excess of its Ratable Portion, such Lender will forthwith purchase from the other Lenders, such participations in the Revolving Loans owing to them as will be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender will be rescinded and such Lender will repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required payment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

                  8.2.3 Borrower and Lenders further acknowledge that Agent will not be obligated to make any Revolving Loans to the extent that any of the other Lenders do not contribute their Ratable Portion of any Revolving Loan.

                  8.2.4 Each Lender's Ratable Portion of any payment hereunder will be reduced to the extent that such Lender has not contributed its Ratable Portion of any amount owing to Agent hereunder.

                  8.2.5 Each Lender's obligation to purchase participation interests pursuant to this Agreement will be absolute and unconditional.

                  8.2.6 Each Lender will be entitled to receive from Agent its Ratable Portion of interest on Revolving Loans of such Lender only as calculated based upon funds actually received by Agent from each Lender by 11:00 a.m. (Cincinnati time) on the day due from such Lender. Funds received by Agent after such cut off time will be treated as having been received by Agent on the next Business Day following the day on which received.

                  8.2.7 To the extent that Agent will have advanced funds hereunder on a day prior to receipt by Agent of a Lender's Ratable Portion of such advance, interest accrued and paid on such unfunded sums will be for the account of Agent.

         8.3 RECEIPT OF PAYMENTS BY LENDERS. Should any payment or distribution not permitted by the provisions of this Agreement be received by any Lender upon or with respect to all or any part of the Notes, Obligations and/or the Collateral prior to the full payment and satisfaction of the Obligations in the priority set forth in this Section and the termination of all financing arrangements between Lenders and Borrower, such Lender will deliver the same to Agent in precisely the form received (except for the endorsement or assignment of Lender where necessary), for application to the Obligations (whether due or not due in such order and manner as set forth herein), and, until so delivered, the same will be held in trust by such Lender as property of Agent on behalf of all Lenders. In the event of the failure of any Lender to make any such endorsement or assignment, Agent on behalf of all Lenders, or any of its officers or employees on behalf of Agent on behalf of all Lenders, is hereby irrevocably authorized in its own name or in the name of Lenders to make the same, and is hereby appointed each Lender's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable.

         8.4 DISTRIBUTIONS, ETC. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to creditors of Borrower or to any indebtedness, liabilities and obligations of Borrower, or upon any liquidation, dissolution or other winding up of Borrower or Borrower's business, or in the event of any sale (singly or in the aggregate) of all or any substantial part of the assets of Borrower, or in the event of any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, whether or not on account of the Collateral, which will be payable or deliverable upon or with respect to all or any part of the Obligations will be paid or delivered directly to Agent for application to the Obligations (whether due or not due in order and manner as set forth herein) until the Obligations will have been fully paid and satisfied. Lenders hereby irrevocably authorize and empower Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in Agent's own name or in the name of Lenders or otherwise, as Agent may deem necessary or advisable to carry out the provisions of this Section. Lenders hereby agree to execute and deliver to Agent such limited powers of attorney, assignments, endorsements or other instruments as may be requested by Agent in order to enable Agent to enforce any and all claims upon or with respect to the Obligations and/or the Collateral, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Obligations and/or the Collateral.

         8.5 BENEFIT. The provisions of this Section are solely for the benefit of Lenders, and may at any time or times be changed by Lenders as they may elect without necessity of notice to or consent or approval by Borrower or any other Person; and neither Borrower nor any other Person will have any right to rely on or enforce any of the provisions hereof.

9.       CONDITIONS PRECEDENT.

        9.1 AT CLOSING. Lenders' obligation to make any Revolving Loan is conditioned upon the receipt by Agent of all documents in form and substance acceptable to Agent listed on the Closing Memo, except for those specifically listed thereon as post-closing items.

        9.2 ADDITIONAL ADVANCES. Lenders' obligations to make any Revolving Loan and/or any advance under any Note on any date in the future (to the extent that there are funds remaining to be disbursed hereunder or under any Note) are subject to the conditions precedent that:

                9.2.1 NO DEFAULTS. There does not exist any Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default.

                9.2.2 ACCURACY. The representations and warranties contained in this Agreement, the Security Documents, and in each document listed on the Closing Memo and in any document delivered in connection therewith will be true and accurate on and as of such date, except as such warranties and representations may be affected by: (a) this Agreement or transactions contemplated thereby, and (b) events occurring after the Closing Date as to those representations and warranties relating to Borrower's financial statements.

                9.2.3 OTHER DOCUMENTS. Agent will have received such other documents, instruments, opinions, certificates or items of information which it may have reasonably required in connection with the transactions provided for in this Agreement.

        9.3 BORROWING REPRESENTATIONS. Each borrowing by Borrower hereunder will constitute a representation and warranty by Borrower as of the date of such borrowing that the conditions set forth in SECTION 9.2 have been satisfied.

10. CLOSING EXPENSES. Borrower will pay Agent for the benefit of Lenders immediately upon the execution of this Agreement a reasonable sum for expenses and Attorneys Fees incurred by Lenders in connection with the preparation, execution and delivery of this Agreement and the attendant documents and the consummation of the transactions contemplated hereby together with all: (a) recording fees and taxes; (b) survey, appraisal and environmental report changes; and (c) title search and title insurance charges, including any stamp or documentary taxes, charges or similar levies which arise from the payment made hereunder or from the execution, delivery or registration or any Security Document or this Agreement. If Borrower fails to pay such fees, Lenders are entitled to disburse such sums as an advance under any Note.

11. POST-CLOSING EXPENSES. To the extent that Agent or any Lender incurs any costs or expenses in protecting or enforcing its rights in the Collateral or observing or performing any of the conditions or obligations of Borrower or any Guarantor thereunder, including but not limited to Attorneys Fees in connection with litigation, preparation of amendments or waivers, present or future stamp or documentary taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of any Security Document or this Agreement, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate.

12. REPRESENTATIONS AND WARRANTIES TO SURVIVE. All representations, warranties, covenants, indemnities and agreements made by Borrower herein and in the Security Documents will survive the execution and delivery of this Agreement, the Security Documents and the issuance of any Notes.

13. ENVIRONMENTAL INDEMNIFICATION. No Lender will be deemed to assume any liability or obligation for loss, damage, fines, penalties, claims or duties to clean-up or dispose of wastes or materials on or relating to the Property merely by conducting any inspections of the Property or by obtaining title to the Property by foreclosure, deed in lieu of foreclosure or otherwise. Borrower, including its successors and assigns, agrees to remain fully liable and will indemnify, defend and hold harmless Lenders, their respective directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns, from and against any claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, liabilities, costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines, penalties, damages and other related liabilities arising from (i) the failure of Borrower to perform any obligation herein required to be performed by Borrower, (ii) the removal or other remediation of hazardous or toxic substances, hazardous wastes, pollutants or contaminants, solid waste or petroleum at or from the Property, (iii) the removal or other abatement of any asbestoscontaining material from the Property (or if removal is prohibited by law, the taking of whatever action is required by law, including without limitation, the implementation of any required operation or maintenance program), (iv) any act or omission, event or circumstance existing or occurring resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Property, (v) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment and any other injury or damage resulting from or relating to any hazardous or toxic substances, hazardous waste, pollutants, contaminants, solid waste, or petroleum located upon or migrating into, from or through the Property (whether or not any or all of the foregoing was caused by Borrower or its tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such material or the mere presence of such material on the Property), and (iv) Borrower's breach of any representation or warranty contained in this Section. Without limitation, the foregoing indemnities will apply to Lenders with respect to claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys' fees and court costs) which in whole or in part are caused by or arise out of the negligence of any Lender. Such indemnity, however, will not apply to any Lender to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Lender. All environmental representations, warranties, covenants, and indemnities will continue indefinitely and may not be cancelled or terminated except by a writing signed by Lenders specifically referring to this Section. Notwithstanding anything contained to the contrary in any Note, this Agreement, or other document evidencing or securing the Obligations, the provisions of this Section will survive the termination or expiration of the Obligations, the full repayment of the Obligations, or the acquiring of title by any Lender or its successors and assigns by foreclosure, deed in lieu of foreclosure or otherwise, and will be fully enforceable against Borrower and its successors and assigns. The provisions of this Section will constitute a separate undertaking by Borrower and will be an inducement to Lenders in extending the Obligations to Borrower. The provisions of this Section will not be subject to any anti-deficiency or similar laws.

14.     AGENT.

        14.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and irrevocably authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby expressly authorizes Agent to execute, deliver and perform its obligations hereunder and under each of the Loan Documents to which Agent is a party, and to exercise hereunder or thereunder all rights, powers and remedies that Agent may have hereunder or thereunder. Each Lender agrees that any action taken by Agent in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, will be authorized and binding upon all Lenders. As to any matters not expressly provided for hereunder or by the Security Documents (including, without limitation, enforcement or collection of the Obligations), Agent will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions will be binding upon all Lenders. The duties of Agent will be mechanical and administrative in nature and Agent will have no fiduciary relationship in respect of any Lender. If Agent requests instructions from any Lender with respect to any act or failure to act in connection with this Agreement, the Credit Facilities or any of the Security Documents, Agent will be entitled to refrain from such act or taking such action unless and until Agent has received instructions and Agent will have no liability to any Person or Lender by reason of so refraining. Agent will not be required to take any action which exposes Agent to personal liability or is contrary to this Agreement, any Security Document or applicable law.

        14.2 AGENT'S RELIANCE, ETC. Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents, employees, attorneys or consultants will be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, any of the Obligations, any of the Collateral or any Security Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and will not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any Note or any Security Document; (c) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Obligations or any Security Document on the part of Borrower or as to the existence or possible existence of any Default or Event of Default or to inspect the property (including the books and records) of Borrower; (d) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Obligations or any Security Document or any other instrument or document furnished pursuant thereto; (e) will have no obligation to any Person to assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the liens granted to Agent pursuant to the Security Documents have been created, perfected, protected or enforced or are entitled to any particular priority or to exercise at all or in any particular manner or under any duty of care any right, authority or power in respect of the Collateral; and
(f) will incur no liability under or in respect of this Agreement, the Obligations or any Security Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telegram, cable, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties. Agent will not be liable for any apportionment or distribution of payments made by it in good faith pursuant to this Agreement, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Person to whom payment was due, but not made, will be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

        14.3 AGENT AND ITS AFFILIATES. With respect to the Revolving Loans made by it, the Notes issued to it, and the Collateral, Agent will have the same rights and powers under the Security Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" will, unless otherwise expressly indicated, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower, Borrower's Affiliates and any Person who may do business with or own securities of Borrower or Borrower's Affiliates, all as if it were not Agent and without any duty to account therefor to Lenders.

        14.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it will deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under or otherwise relating to this Agreement, the Obligations, the Collateral and the Security Documents; and Agent will not have any duty or responsibility at any time to provide any Lender with any credit or other information with respect thereto.

        14.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower), ratably according to their respective Revolving Commitments existing on the date hereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement, any Note, the Obligations or any of the Security Documents or any action taken or omitted by Agent under this Agreement, any Note, the Obligations or any of the Security Documents, provided that no Lender will be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses incurred by Agent in connection with the preparation, review, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any Note, the Obligations or any of the Security Documents, or any of them, to the extent that Agent is not reimbursed for such expenses by Borrower. The provisions of this Section will survive the termination of this Agreement.

        14.6 SUCCESSOR AGENT. Agent may resign at any time as Agent under this Agreement, the Notes or the Security Documents by giving written notice thereof to Lenders and Borrower, which resignation will be effective only upon the appointment of a successor Agent. Upon any such resignation, Lenders will appoint a successor Agent, which will be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent will be discharged from its duties and obligations under this Agreement; provided, however, that the successor Agent will not be considered as a Lender for purposes of this Agreement. After any retiring Agent's resignation, the provisions of this Section will inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If the other Lenders request Agent to resign, then, prior to such resignation, the other Lenders will cause Agent to be paid all amounts owed to Agent hereunder.

        14.7 RELATIONS AMONG LENDERS. Each Lender agrees that it will not take or institute any actions or proceedings against Borrower under this Agreement or with respect to any Collateral, without the prior written consent of all Lenders.

        14.8 BENEFIT. The provisions of this Section are solely for the benefit of Agent and Lenders, and may at any time or times be changed by Lenders as they may elect without necessity of notice to or consent or approval by Borrower or other Person; and neither Borrower nor any other Person will have any right to rely on or enforce any of the provisions hereof. In performing its actions and duties under this Agreement, Agent acts solely as agent of Lenders and does not assume or have any obligation toward or agency relationship with or for Borrower.

15.     DEFINITIONS.  For purposes hereof:

        15.1 Each accounting term not defined or modified herein will have the meaning given to it under generally accepted accounting principles in effect on the Closing Date.

        15.2 "Affiliate" will mean any Person under common control or having similar equity holders owning at least ten percent (10%) thereof, whether such common control is direct or indirect. All of Person's direct or indirect parent corporations, partners, Subsidiaries, and the officers, shareholders, members, directors and partners of any of the foregoing and persons related by blood or marriage to any of the foregoing will be deemed to be a Person's Affiliates for purposes of this Agreement.

        15.3 "Agent's Account" will mean account number 4000364216 of Agent maintained by Agent at its office at Cincinnati, Ohio, or such other account maintained by Agent and designated by Agent in a written notice to Lenders and Borrower.

        15.4 "Attorneys Fees" will mean the reasonable value of the services (and all costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys) employed by Agent or any Lender from time to time to: (i) take any action in or with respect to any suit or proceedings (bankruptcy or otherwise) relating to the Collateral or this

Agreement; (ii) protect, collect, lease or sell, any of the Collateral; (iii) attempt to enforce any lien on any of the Collateral or to give any advice with respect to such enforcement; (iv) enforce any of Lenders' rights to collect any of the Obligations; (v) give Agent or any Lender advice with respect to this Agreement, including but not limited to advice in connection with any default, workout or bankruptcy; (vi) prepare any amendments, restatements, amendments or waivers to this Agreement or any of the documents executed in connection with any of the Obligations.

        15.5 "Available Commitment" will mean, as to any Lender at any time, an amount equal to the excess, if any, of (i) such Lender's Revolving Commitment over (ii) the then outstanding Revolving Loans made by such Lender.

        15.6 "Borrower's Account" will mean the account of Borrower at Agent designated by Agent for use hereunder.

        15.7 "Business Day" will mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Ohio.

        15.8 "Closing" will mean the execution and delivery of the documents listed on the Closing Memo.

        15.9 "Closing Date" will mean the date on which this Agreement is executed.

         15.10 "Closing Memo" will mean the Closing Memorandum between Borrower and Agent in connection with the transactions represented by this Agreement.

         15.11 "Code" will mean the Internal Revenue Code of 1986, as amended from time to time.

        15.12 "Collateral" will mean any property, real or personal, tangible or intangible, now or in the future securing the Obligations, including but not limited to the property covered by the Security Documents listed in the Closing Memo.

        15.13 "Compliance Certificate" will mean the Compliance Certificate in the form delivered to Borrower in connection with the Closing.

         15.14 "Conversion Date" will mean August 1, 1997.

        15.15 "Default" will mean any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default.

        15.16 "Default Rate" will mean 4% per annum plus the highest rate of interest that would otherwise be in effect under any Note but not more than the highest rate permitted by applicable law.

        15.17 "Disclosure Schedule" will mean the Disclosure Schedule delivered by Borrower to Lenders in connection with the Closing.

        15.18 "ERISA" will mean the Employee Retirement Income Security Act of 1974, or any successor statute, as amended from time to time.

        15.19 "ERISA Affiliate" will mean any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         15.20 "Event of Default" will mean any of the events listed in Section 7 above.

        15.21 "Guarantees" will mean the guarantees of all or any part of the Obligations, now existing or hereafter arising, including but not limited to those listed on the Closing Memo, whether on a full, limited or non-recourse basis and such term will include any Person that hypothecates or otherwise pledges any property to Agent or any Lender in connection with any of the Obligations and will include any amendments thereto and restatements thereof.

         15.22 "Guarantor(s)" will mean any Person(s) that now or in the future deliver one or more Guarantees to Agent for the benefit of Lenders. Initially, the Guarantor will mean Multi- Color Corporation.

        15.23 "Hazardous wastes", "hazardous substances" and "pollutants or contaminants" will mean any substances, waste, pollutant or contaminant now or hereafter included with any respective terms under any now existing or hereinafter enacted or amended federal, state or local statute, ordinance, code or regulation, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. ("CERCLA").

        15.24 "Indebtedness" will mean, without duplication: (i) all obligations (including capitalized lease obligations) which in accordance with generally accepted accounting principles would be shown on a balance sheet as a liability;
(ii) all obligations for borrowed money or for the deferred purchase price of property or services; and (iii) all guarantees, reimbursement, payment or similar obligations, absolute, contingent or otherwise, under acceptance, letter of credit or similar facilities.

         15.25 "Loan(s)" will mean any and all advances of funds under this Agreement or any of the Notes.

        15.26 "Multiemployer Plan" will mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

        15.27 "Note(s)" will mean any note, now or in the future, between Borrower and any Lender, and will include any amendments made thereto and restatements thereof, extensions and replacements.

        15.28 "Notice(s) of Borrowing" will mean the notice required under
Section 2.6.1, above, in the form delivered by Agent to Borrower in connection with the Closing.

        15.29 "Obligations" will mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing to Lenders from Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, participation, purchase, negotiation, discount or otherwise), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising and whether or not contemplated by Borrower or Lenders on the Closing Date.

         15.30 "PBGC" will mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         15.31 "Permitted Liens" will mean:

        (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it has set aside on its books adequate reserves to the extent required by generally accepted accounting principles;

        (ii) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

        (iii) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens arising out of a judgment or award against it with respect to which it will currently be prosecuting an appeal, a stay of execution pending such appeal having been secured;

        (iv)    liens in favor of Lenders;

        (v) reservations, exceptions, encroachments and other similar title exceptions or encumbrances affecting real properties, provided such do not materially detract from the use or value thereof as used by the owner thereof;

        (vi) attachment, judgment and similar liens provided that execution is effectively stayed pending a good faith contest.

        15.32 "Person" will mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

        15.33 "Plan" will mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Borrower or any ERISA Affiliate.

        15.34 "Prime Rate" will mean the rate per annum established by Agent from time to time based on its consideration of various factors, including money market, business and competitive factors, and it is not necessarily any Lender's most favored interest rate. Subject to any maximum or minimum interest rate limitations specified herein or by applicable law, if and when such Prime Rate changes, then in each such event, the rate of interest payable under this Agreement, any Note, the Security Documents or any other document evidencing the Obligations that is tied to the Prime Rate will change automatically without notice effective the date of such changes.

        15.35 "Ratable Portion" will mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which will be the amount of such Lender's Revolving Commitment, and the denominator of which will be the aggregate amount of all Lenders' Revolving Commitments; provided, however, that as to any Lender that fails or refuses to make its Ratable Portion of any Revolving Loan, such Lender's Ratable Portion of payments distributable to Lenders will be adjusted accordingly.

        15.36 "Reportable Event" will mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

        15.37 "Revolving Commitment(s)" will mean, as to any Lender, the dollar amount set forth opposite its name on SCHEDULE 1 hereto.

         15.38 "Revolving Loans" will mean the advances described in Section
2.1.1 above.

        15.39 "Security Documents" will mean the agreements, pledges, mortgages, guarantees, or other documents delivered by Borrower, any Guarantor or any other person or entity to Lender previously, now or in the future to encumber the Collateral in favor of Agent for the benefit of Lenders, including but not limited to those listed on the Closing Memo, and all amendments thereto and restatements thereof.

        15.40 "Subsidiaries" will mean a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Borrower.

        15.41 "Termination Date" will mean June 30, 2002; provided, however, that the Termination Date will in no event be later than the date on which the Revolving Commitments will have been terminated in whole, whether by expiration or upon acceleration.

        15.42 "Withdrawal Liability" will mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

All other terms contained in this Agreement and not otherwise defined herein will, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Ohio to the extent the same are defined therein.

16.     GENERAL.

        16.1 INDEMNITY. Borrower will indemnify, defend and hold harmless Agent and each Lender, its directors, officers, counsel and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and Attorneys Fees reasonably incurred), that Agent, such Lender or any such indemnified party may incur arising under or by reason of this Agreement or any act hereunder or with respect hereto or thereto including but not limited to any of the foregoing relating to any act, mistake or failure to act in perfecting, maintaining, protecting or realizing on any collateral or lien thereon except the willful misconduct or gross negligence of such indemnified party. Without limiting the generality of the foregoing, Borrower agrees that if, after receipt by any Lender of any payment of all or any part of the Obligations, demand is made at any time upon such Lender for the repayment or recovery of any amount or amounts received by it in payment or on account of the Obligations and such Lender repays all or any part of such amount or amounts by reason of any judgment, decree or order of any court or administrative body, or by reason of any settlement or compromise of any such demand, this Agreement will continue in full force and effect and Borrower will be liable, and will indemnify, defend and hold harmless such Lender for the amount or amounts so repaid. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment, and any such contrary action so taken will be without prejudice to Lenders' rights under this Agreement and will be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section will survive the expiration or termination of this Agreement.

        16.2 CONTINUING AGREEMENT. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until each Loan is finally and irrevocably paid in full and this Agreement is terminated by a writing signed by Lenders specifically terminating this Agreement.

        16.3 NO THIRD PARTY BENEFICIARIES. Nothing express or implied herein is intended or will be construed to confer upon or give any Person, other than the parties hereto, any right or remedy hereunder or by reason hereof.

        16.4 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained herein or in any of the agreements or transactions contemplated hereby is intended or will be construed to create any relationship other than as expressly stated herein or therein and will not create any joint venture, partnership or other relationship.

        16.5 WAIVER. No delay or omission on the part of Agent or any Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein nor will the action or nonaction of Lenders in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature. No disbursement of the Loans hereunder will constitute a waiver of any of the conditions to Lenders' obligation to make further disbursements; nor, if Borrower is unable to satisfy any such condition, will any such disbursement have the effect of precluding Agent or any Lender from thereafter declaring such inability to be an Event of Default.

        16.6 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telex, telecopy (followed by written confirmation) or other telegraphic means, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

                  To Agent:            PNC Bank, Ohio, National Association
                                       201 East Fifth Street, 26th Floor
                                       P.O. Box 1198
                                       Cincinnati, Ohio  45201-1198
                                       Attention:  Middle Market Banking
                                       Telecopier No.:  (513) 651-8952

                  To Lenders:          PNC Bank, Ohio, National Association
                                       201 East Fifth Street, 26th Floor
                                       P.O. Box 1198
                                       Cincinnati, Ohio 45201-1198
                                       Attention:  Middle Market Banking
                                       Telecopier No.: (513) 651-8952

                                       Star Bank, National Association
                                       425 Walnut Street
                                       ML 8025
                                       Cincinnati, Ohio 45202
                                       Attention: Andrew Hawking
                                       Telecopier No.: (513) 632-2068

                  To Borrower:         Laser Graphic Systems, Incorporated
                                       3520 Turfway Road
                                       Erlanger, Kentucky 41018
                                       Attention:  President
                                       Telecopier No.:  ________________

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, telecopy or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

         16.7 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of Borrower and Lenders and their respective successors and assigns, provided, however, that Borrower may not assign this Agreement in whole or in part without the prior written consent of Lenders and Lenders at any time may assign this Agreement in whole or in part, subject to the terms and conditions of this Agreement.

         16.8 MODIFICATIONS. This Agreement, any Notes and the Security Documents, and the documents listed on the Closing Memo, constitute the entire agreement of the parties and supersede all prior agreements and understandings regarding the subject matter of this Agreement, including but not limited to any proposal or commitment letters. No modification or waiver of any provision of this Agreement, any Note, any of the Security Documents or any of the documents listed on the Closing Memo, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same, similar or other circumstance.

         16.9 REMEDIES CUMULATIVE. No single or partial exercise of any right or remedy by Agent or any Lender will preclude any other or further exercise thereof or the exercise of any other right or remedy. All remedies hereunder and in any instrument or document evidencing, securing, guaranteeing or relating to any Loan or now or hereafter existing at law or in equity or by statute are cumulative and none of them will be exclusive of the others or any other remedy. All such rights and remedies may be exercised separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Lenders may deem appropriate.

         16.10 ILLEGALITY. If fulfillment of any provision hereof or any transaction related hereto or of any provision of the Notes or the Security Documents, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of Lenders, all of the Obligations of Borrower to Lenders will become immediately due and payable.

         16.11 GENDER, ETC. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

         16.12 HEADINGS. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

         16.13 TIME. Time is of the essence in the performance of this Agreement.

         16.14 GOVERNING LAW AND JURISDICTION; NO JURY TRIAL. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN HAMILTON COUNTY, OHIO AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH HEREIN FOR NOTICES AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME HAS BEEN DEPOSITED IN U.S. MAILS, POSTAGE PREPAID; PROVIDED THAT NOTHING CONTAINED HEREIN WILL PREVENT AGENT OR LENDERS FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY OR AGAINST BORROWER INDIVIDUALLY, OR AGAINST ANY PROPERTY OF BORROWER, WITHIN ANY OTHER STATE OR NATION. BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER. BORROWER AND LENDERS EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY DOCUMENTS EVIDENCING ANY OF THE OBLIGATIONS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH AGREEMENTS.


         Executed at Cincinnati, Ohio on January 9, 1997.

                                   LASER GRAPHIC SYSTEMS, INCORPORATED
                                   AS BORROWER

                                   By:/s/ JOHN C. COURT
                                      -----------------------------------------
                                   Print Name: John C. Court
                                              ---------------------------------
                                     Title: President
                                           ------------------------------------

                               PNC BANK, OHIO, NATIONAL ASSOCIATION
                               ON ITS OWN BEHALF AS LENDER, AND AS AGENT

                               By:/s/ WARREN F. WEBER
                                  ----------------------------------------
                               Print Name: Warren F. Weber
                                          --------------------------------
                               Title: Assistant Vice President
                                     ------------------------------------

                               STAR BANK, NATIONAL ASSOCIATION
                               AS LENDER

                               By:/s/ EDWARD L. DWYER
                                  ----------------------------------------
                               Print Name: Edward L. Dwyer
                                          --------------------------------
                               Title: Vice President
                                     -------------------------------------

                                                                      SCHEDULE 1

                   LIST OF LENDERS, ADDRESSES AND COMMITMENTS
                   ------------------------------------------

NON-REVOLVING CREDIT FACILITY                           REVOLVING COMMITMENTS
-----------------------------                           ---------------------

1.       PNC Bank, Ohio, National Association                        $250,000
         201 East Fifth Street, 26th Floor
         P.O. Box 1198
         Cincinnati, Ohio  45201-1198
         Attention:  Middle Market Banking
         Telephone:  (513) 651-8613
         Telecopy:  (513) 651-8952
         ABA No.:  042000398

2.       Star Bank, National Association                             $250,000
         425 Walnut Street
         Cincinnati, Ohio  45202
         Attention:  Andrew Hawking
         Telephone:  (513) 632-4036
         Telecopy:  (513) 632-2068
         ABA No.:  042000013

         TOTAL REVOLVING COMMITMENT                                  $500,000